PROSPECTUS Dated May 18, 2000                       Pricing Supplement No. 45 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-34392
Dated May 18, 2000                                       Dated November 14, 2000
                                                                  Rule 424(b)(3)

                                  $12,000,000

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                 0.25% Exchangeable Notes due November 30, 2007
                   Exchangeable for Shares of Common Stock of
                           KIMBERLY-CLARK CORPORATION

Beginning December 18, 2000, you will be able to exchange your notes for a number of shares of Kimberly- Clark Corporation common stock, subject to our right to call all of the notes on or after November 18, 2002.

o    The principal amount and issue price of each note is $1,000.

o We will pay interest at the rate of 0.25% per year on the $1,000 principal amount of each note. Interest will be paid semi-annually on each May 30 and November 30, beginning May 30, 2001.

o Beginning December 18, 2000, you will have the right to exchange each note for 14.228862 shares of Kimberly-Clark common stock. If you exchange, we will have the right to deliver either the actual shares or the cash value of such shares to you. You will not receive any accrued but unpaid interest.

o Beginning November 18, 2002, we have the right to call all of the notes and pay to you the call price of $1,000. However, if the market value of
     14.228862 shares of Kimberly-Clark common stock on the last trading day before we send our call notice is equal to or greater than $1,000, we will deliver to you 14.228862 shares of Kimberly-Clark common stock per note instead.

o If we decide to call the notes, we will give you notice at least 30 but not more than 60 days before the call date specified in the notice. If we notify you that we will be delivering shares of Kimberly-Clark common stock on the call date, rather than the cash call price, you will still be able to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.

o    If you hold the notes to maturity, we will pay $1,000 per note to you.

o Kimberly-Clark Corporation is not involved in this offering of the notes in any way and will have no obligation of any kind with respect to the notes.

o We will apply to list the notes to trade under the proposed symbol "KCM.A" on the American Stock Exchange, Inc.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------

                        PRICE 100% AND ACCRUED INTEREST

                            -----------------------

                   Price to Public    Agent's Commissions    Proceeds to Company
                   ---------------    -------------------    ------------------
Per Note..........      100%                0.25%                  99.75%
Total.............   $12,000,000           $30,000               $11,970,000

                           MORGAN STANLEY DEAN WITTER

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                                      PS-2

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                                    The Notes

Each note costs $1,000              We, Morgan Stanley Dean Witter & Co., are offering our 0.25% Exchangeable
                                    Notes due November 30, 2007, which you may exchange for Kimberly-Clark
                                    Corporation common stock beginning on December 18, 2000.  The principal amount and issue price of each note is $1,000.  We refer to Kimberly-Clark
                                    Corporation common stock as Kimberly-Clark Stock.  If you hold the notes to maturity, which is November 30, 2007, we will pay $1,000 per note to you.

0.25% interest on the               We will pay interest at the rate of 0.25% per year on the $1,000 principal amount
principal amount                    of each note.  Interest will be paid semi-annually on each May 30 and
                                    November 30, beginning May 30, 2001.


                                    Your Exchange Right

The exchange ratio                  Beginning December 18, 2000, you may exchange each note for a number of
is 14.228862                        shares of Kimberly-Clark Stock equal to the exchange ratio.  The exchange ratio is 14.228862 shares of Kimberly-Clark Stock per note, subject to adjustment for certain corporate events relating to Kimberly-Clark Corporation, which we refer to as Kimberly-Clark. When you exchange your notes, our affiliate Morgan
                                    Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of Kimberly-Clark shares you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the time of the exchange.

                                    To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                                    o    fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;
                                    o    deliver your Official Notice of Exchange to us before 11:00 a.m. (New York
                                         City time) on that day; and
                                    o    deliver your note certificate to The Chase Manhattan Bank, as trustee for our senior notes, on that day.

                                    If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to             We will pay to you, at our option, within 3 business days after you give us your
you cash or Kimberly-Clark          Official Notice of Exchange, either:
Stock if you elect to exchange
your notes                          o    shares of Kimberly-Clark Stock, or

                                    o    the cash value of such shares.


                                                        PS-3


                                    We will not pay any accrued but unpaid interest if you elect to exchange your notes.

                                    Our right to call the notes may affect your ability to exchange your notes.

Our Call Right                      Beginning November 18, 2002, we have the right to call all of the notes. If we call the notes, we will do the following:

                                    o    send a notice announcing that we have decided to call the notes;

                                    o    specify in the notice a call date when you will receive payment in exchange for delivering your notes to the trustee; that call date will not be less than 30 or more than 60 days after the date of the notice; and

                                    o    specify in the notice the number of shares of Kimberly-Clark Stock or the cash call price that we will pay to you in exchange for each note, as explained in the next paragraph.

We may call the notes for           On the last trading day before the date of our call notice, the calculation agent
stock or cash, depending            will determine the value of the shares of Kimberly-Clark Stock that a noteholder
on the price of Kimberly-Clark      would receive upon exchange of a note. That value is referred to as parity. If
Stock                               parity is less than the call price of $1,000, then we will pay the call price to you in cash. If we notify you that we will give you cash on the call date, you will no longer be able to exercise your exchange right.

                                    If, however, parity as so determined is equal to or greater than the call price, then we will deliver the shares of Kimberly-Clark Stock instead. In that case, you will still have the right to exercise your exchange right on any day prior to the call date.

Kimberly-Clark Stock is             The last reported sales price of Kimberly-Clark Stock on the New York Stock
currently $64.50 a share            Exchange, Inc. on the date of this pricing supplement was $64.50.  You can review the publicly-reported prices of Kimberly-Clark Stock for the last three years in the "Historical Information" section of this pricing supplement.

The Calculation Agent               We have appointed our affiliate MS & Co. to act as calculation agent for The
                                    Chase Manhattan Bank, the trustee for our senior notes.  As calculation agent,
                                    MS & Co. will determine the exchange ratio and calculate the amount of
                                    Kimberly-Clark Stock or cash that you receive if you exercise your exchange right or if we call the notes.  As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of the
                                    Kimberly-Clark Stock and that we describe in the section called "Description of
                                    Notes--Antidilution Adjustments" in this pricing supplement.

No Affiliation with                 Kimberly-Clark is not an affiliate of ours and is not involved with this offering
Kimberly-Clark                      in any way.  The notes are obligations of Morgan Stanley Dean Witter & Co. and not of Kimberly-Clark.

More Information                    The notes are senior notes issued as part of our Series C medium-term note
on the Notes                        program. You can find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated May 18, 2000. We describe the basic features of this type of note in the sections called
                                    "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."


                                                        PS-4


                                    Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the "Description of
                                    Notes" section in this pricing supplement for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section called "Risk Factors." We urge you to consult with your investment, legal, accounting and other advisors with regards to any investment in the notes.

How to reach us                     You may contact us at our principal executive offices at 1585 Broadway, New
                                    York, New York 10036  (telephone number (212) 761-4000).


                                                        PS-5

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to Maturity Less Than       These notes pay interest at the rate of 0.25%
Interest on Ordinary Notes        of the principal amount per year. This
                                  interest rate is lower than the interest rate that we would pay on non-exchangeable senior notes maturing at the same time as the notes. If you exchange your notes or if we call the notes, you will not receive any accrued but unpaid interest.

Notes May Not Be                  There may be little or no secondary market for
Actively Traded                   the notes.  Although we will apply to list the
                                  notes on the American Stock Exchange, Inc., the listing has not been approved. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co.
                                  currently intends to act as a market maker for the notes, but is not required to do so.

Market Price of Notes             Several factors, many of which are beyond our
Influenced by Many                control, will influence the value of the
Unpredictable Factors             notes, including:

                                  o    the market price of Kimberly-Clark Stock

                                  o    the volatility (frequency and magnitude
                                       of changes in price) of Kimberly-Clark
                                       Stock

                                  o    the dividend rate on Kimberly-Clark Stock

                                  o    economic, financial, political,
                                       regulatory or judicial events that
                                       affect stock markets generally and which may affect the market price of Kimberly-Clark Stock

                                  o    interest and yield rates in the market

                                  o    the time remaining until (1) you can
                                       exchange your notes for Kimberly-Clark
                                       Stock, (2) we can call the notes and (3) the notes mature

                                  o    our creditworthiness

                                  These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of Kimberly-Clark Stock is at, below or not sufficiently above the price of Kimberly-Clark Stock at pricing.

                                  You cannot predict the future performance of Kimberly-Clark Stock based on its historical performance.

No Affiliation with               We are not affiliated with Kimberly-Clark.
Kimberly-Clark                    Although we do not have any non-public
                                  information about Kimberly-Clark as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Kimberly-Clark, including extending loans to, or making equity investments in, Kimberly-Clark or providing advisory services to
                                  Kimberly-Clark, including merger and
                                  acquisition advisory services. Moreover, we have no ability to control or predict the actions of Kimberly-Clark, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. Kimberly- Clark is not involved in the offering of the notes in any way and has no obligation to consider your interest as an owner of these notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Kimberly-Clark.

You Have No                       As an owner of notes, you will not have
Shareholder Rights                voting rights or the right to receive
                                  dividends or other distributions or any other rights with respect to Kimberly-Clark Stock.

Limited Antidilution              MS & Co., as calculation agent, will adjust
Adjustments                       the exchange ratio for certain events
                                  affecting Kimberly-Clark Stock, such as stock splits and stock dividends, and certain other corporate actions involving Kimberly-Clark, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect
                                  Kimberly-Clark Stock. For example, the
                                  calculation agent is not required to make any adjustments if Kimberly-Clark or anyone else makes a partial tender offer or a partial exchange offer for Kimberly-Clark Stock. If an event occurs that does not require the calculation agent to adjust the exchange rate, the market price of the notes may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect
                                  Kimberly-Clark Stock other than those
                                  contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the notes.

Potential Conflicts of            As calculation agent, MS & Co. will calculate
Interest between You              how many shares of Kimberly-Clark Stock or
and the Calculation               equivalent cash amount you will receive in
Agent and Other                   exchange for your notes and what adjustments
 Affiliates of Ours               should be made to the exchange ratio to
                                  reflect certain corporate and other events.
                                  MS & Co. and other affiliates may carry out hedging activitiesrelated to the notes or to other instruments, including trading in
                                  Kimberly-Clark Stock as well as in other instruments related to Kimberly-Clark Stock.
                                  MS & Co. and some of our subsidiaries also trade Kimberly-Clark Stock on a regular basis as part of their general broker-dealer businesses. We or our subsidiaries may issue other securities linked to Kimberly-Clark
                                  Stock. Any of these activities and MS & Co.'s affiliation with us could influence MS &
                                  Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio, and, accordingly, the amount of stock or cash that you receive when you exchange the notes or when we call the notes.
                                  In addition, such trading activity could potentially affect the price of
                                  Kimberly-Clark Stock and, thereby, the value of the Kimberly-Clark Stock or cash you will receive upon exchange or redemption.

Tax Treatment                     You should also consider the tax consequences
                                  of investing in the notes. If you are a U.S.
                                  taxable investor, you will be subject to annual income tax based on the comparable yield of the notes, which will be higher than the 0.25% interest rate you will receive on the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or retirement of the notes will be treated as ordinary income. Please read carefully the section "Description of
                                  Notes--United States Federal Taxation" in this pricing supplement.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our 0.25% Exchangeable Notes due November 30, 2007 (Exchangeable for Shares of Kimberly-Clark Stock). In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount............................     $12,000,000

Maturity Date...............................     November 30, 2007

Specified Currency..........................     U.S. Dollars

Issue Price.................................     100%

Interest Rate...............................     0.25% per annum

Interest Payment Dates......................     May 30 and November 30, beginning May 30, 2001

Original Issue Date (Settlement Date).......     November 17, 2000

CUSIP.......................................     617446GC7

Minimum Denominations.......................     $1,000

Initial Kimberly-Clark Stock Price..........     $64.625, the price of Kimberly-Clark Stock at the time we priced the
                                                 Notes.

Exchange Right..............................     On any Exchange Date, you will be entitled upon (i) your completion and delivery to us and the Calculation Agent of an Official Notice of
                                                 Exchange (in the form of Annex A attached hereto) prior to
                                                 11:00 a.m. New York City time on such date and (ii) delivery on such date of your Notes to the Trustee, to exchange each Note for
                                                 Kimberly-Clark Stock at the Exchange Ratio.  You will not, however, be entitled to exchange your Notes if we have previously called the
                                                 Notes for the cash Call Price as described under "--MSDW Call
                                                 Right" below.

                                                 Upon any such exchange, we may, at our sole option, either deliver such shares of Kimberly-Clark Stock or pay an amount in cash equal to the Exchange Ratio times the Market Price of Kimberly-Clark Stock on the Exchange Date, as determined by the Calculation Agent, in lieu of such Kimberly-Clark Stock. See "--Market Price."

                                                 Such delivery or payment will be made 3 business days after any
                                                 Exchange Date, subject to delivery of such Notes to the Trustee on the
                                                 Exchange Date.

                                                 Upon any exercise of the Exchange Right, you will not be entitled to receive any cash payment representing any accrued but unpaid interest.
                                                 If you exchange your Notes after a record date for the payment of interest and prior to the next succeeding Interest Payment Date, the
                                                 Notes that you exchange must be accompanied by funds


                                                          PS-9


                                                 equal to the interest payable on the succeeding Interest Payment Date on the principal amount you exchange.

                                                 We will, or will cause the Calculation Agent to, deliver such shares of Kimberly-Clark Stock or cash to the Trustee for delivery to you.

No Fractional Shares .......................     If upon any exchange of the Notes we deliver shares of Kimberly-
                                                 Clark Stock, we will pay cash in lieu of delivering fractional shares of Kimberly-Clark Stock in an amount equal to the corresponding fractional Market Price of Kimberly-Clark Stock as determined by the Calculation Agent on such Exchange Date.

Exchange Ratio .............................     14.228862, subject to adjustment for certain corporate events relating to Kimberly-Clark.  See "--Antidilution Adjustments" below.

Exchange Date...............................     Any Trading Day that falls during the period beginning December 18,
                                                 2000 and ending on the day prior to the earliest of (i) the last scheduled Trading Day prior to the Maturity Date, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price as described under "--MSDW Call
                                                 Right" below, the last scheduled Trading Day prior to the MSDW
                                                 Notice Date.

MSDW Call Right ............................     On or after November 18, 2002, we may call the Notes, in whole but not in part, for mandatory exchange into Kimberly-Clark Stock at the
                                                 Exchange Ratio; provided that, if Parity on the Trading Day immediately preceding the MSDW Notice Date, as determined by the
                                                 Calculation Agent, is less than the Call Price, we will pay the Call
                                                 Price in cash on the Call Date.  If we call the Notes for mandatory exchange, then, unless you subsequently exercise the Exchange Right
                                                 (the exercise of which will not be available to you following a call for cash in an amount equal to the Call Price), the Kimberly-Clark Stock or (in the event of a call for cash, as described above) cash to be delivered to you will be delivered on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of your
                                                 Notes to the Trustee.  We will, or will cause the Calculation Agent to, deliver such shares of Kimberly-Clark Stock or cash to the Trustee for delivery to you.  You will not receive any accrued but unpaid interest on the Notes.

                                                 On or after the MSDW Notice Date (other than with respect to a call of the Notes for the cash Call Price by MSDW) you will continue to be entitled to exercise the Exchange Right and receive any amounts described under "--Exchange Right" above.

MSDW Notice Date............................     The scheduled Trading Day on which we issue our notice of
                                                 mandatory exchange, which must be at least 30 but no more than 60 days prior to the Call Date.

Call Date...................................     The scheduled Trading Day on or after November 18, 2002 specified by us in our notice of mandatory exchange on which we will deliver
                                                 Kimberly-Clark Stock or cash to holders of the Notes for mandatory exchange.


                                                         PS-10


Parity......................................     With respect to any Trading Day, an amount equal to the Exchange
                                                 Ratio times the Market Price (as defined below) of Kimberly-Clark
                                                 Stock on such Trading Day.

Call Price..................................     $1,000 per Note.

Market Price................................     If Kimberly-Clark Stock (or any other security for which a Market
                                                 Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC
                                                 Bulletin Board Service ("OTC Bulletin Board") operated by the
                                                 National Association of Securities Dealers, Inc. (the "NASD"), the
                                                 Market Price for one share of Kimberly-Clark Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, on such day on the principal United
                                                 States securities exchange registered under the Securities Exchange
                                                 Act of 1934, as modified (the "Exchange Act"), on which Kimberly-
                                                 Clark Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable
                                                 (even if Kimberly-Clark Stock (or other such security) is listed or admitted to trading on such securities exchanges), the last reported sale price on the over-the-counter market as reported on the Nasdaq
                                                 National Market or OTC Bulletin Board on such day.  If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for
                                                 Kimberly-Clark Stock (or any such other security) obtained from as many dealers in such security (which may include MS & Co. or any of our other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent.  A "security of the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board
                                                 Service" shall include any successor service thereto.

Trading Day.................................     A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc.
                                                 ("NYSE"), the American Stock Exchange, Inc., the Nasdaq National
                                                 Market, the Chicago Mercantile Exchange and the Chicago Board of
                                                 Options Exchange and in the over-the-counter market for equity securities in the United States and on which a Market Disruption
                                                 Event has not occurred.

Book Entry Note or Certificated Note........     Book Entry, DTC

Senior Note or Subordinated Note............     Senior

Trustee.....................................     The Chase Manhattan Bank

Agent for this Underwritten
Offering of Notes...........................     MS & Co.


                                                         PS-11


Calculation Agent...........................     MS & Co.

                                                 All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                                 Because the Calculation Agent is our affiliate, potential conflicts of interest may exist between the Calculation Agent and you as an owner of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or other anti-dilution adjustments or determining the Market Price or whether a Market Disruption Event has occurred. See "Antidilution Adjustments" and "Market Disruption Event"
                                                 below. MS & Co. is obligated to carry out its duties and functions as
                                                 Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments....................     The Exchange Ratio will be adjusted as follows:

                                                 1. If Kimberly-Clark Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange
                                                 Ratio will be adjusted to equal the product of the prior Exchange
                                                 Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Kimberly-Clark Stock.

                                                 2. If Kimberly-Clark Stock is subject (i) to a stock dividend
                                                 (issuance of additional shares of Kimberly-Clark Stock) that is given ratably to all holders of shares of Kimberly-Clark Stock or (ii) to a distribution of Kimberly-Clark Stock as a result of the triggering of any provision of the corporate charter of Kimberly-Clark, then once the dividend has become effective and Kimberly-Clark Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new
                                                 Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of
                                                 Kimberly-Clark Stock and (ii) the prior Exchange Ratio.

                                                 3. There will be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to Kimberly- Clark
                                                 Stock other than distributions described in paragraph 6 below and
                                                 Extraordinary Dividends as described below. A cash dividend or other distribution with respect to Kimberly-Clark Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for
                                                 Kimberly-Clark Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Market Price of
                                                 Kimberly-Clark Stock on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to
                                                 Kimberly-Clark Stock, the Exchange Ratio with respect to
                                                 Kimberly-Clark Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio will equal the product of (i) the then current Exchange Ratio


                                     PS-12



                                                 and (ii) a fraction, the numerator of which is the Market Price on the
                                                 Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend
                                                 Amount. The "Extraordinary Dividend Amount" with respect to an
                                                 Extraordinary Dividend for Kimberly-Clark Stock will equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary
                                                 Dividend minus the amount per share of the immediately preceding non-
                                                 Extraordinary Dividend for Kimberly-Clark Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the
                                                 Kimberly-Clark Stock described in paragraph 6 below that also constitutes an Extraordinary Dividend shall only cause an adjustment to the Exchange Ratio pursuant to paragraph 6.

                                                 4. If Kimberly-Clark is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the
                                                 Notes will continue to be exchangeable into Kimberly-Clark Stock so long as a Market Price for Kimberly-Clark Stock is available. If a
                                                 Market Price is no longer available for Kimberly-Clark Stock for whatever reason, including the liquidation of Kimberly-Clark or the subjection of Kimberly-Clark to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of
                                                 Kimberly-Clark Stock will equal zero for so long as no Market Price is available.

                                                 5. If there occurs any reclassification or change of Kimberly-Clark
                                                 Stock, including, without limitation, as a result of the issuance of tracking stock by Kimberly-Clark, or if Kimberly-Clark has been subject to a merger, combination or consolidation and is not the surviving entity, or if there occurs a sale or conveyance to another corporation of the property and assets of Kimberly-Clark as an entirety or substantially as an entirety, in each case as a result of which the holders of Kimberly-Clark Stock shall be entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of stock of Kimberly-Clark)
                                                 ("Exchange Property") with respect to or in exchange for such
                                                 Kimberly-Clark Stock, then the holders of the Notes then outstanding will be entitled thereafter to exchange such Notes into the kind and amount of Exchange Property that they would have owned or been entitled to receive upon such reclassification, change, merger, combination, consolidation, sale or conveyance had such holders exchanged such Notes at the then current Exchange Ratio for
                                                 Kimberly-Clark Stock immediately prior to any such corporate event, but without interest thereon. At such time, no adjustment will be made to the Exchange Ratio.

                                                 6.  If Kimberly-Clark issues to all of its shareholders equity securities of an issuer other than Kimberly-Clark (other than in a transaction described in paragraph 5 above), then the holders of the


                                                         PS-13


                                                 Notes then outstanding will be entitled to receive such new equity securities upon exchange of such Notes. The Exchange Ratio for such new equity securities will equal the product of the Exchange Ratio in effect for Kimberly-Clark Stock at the time of the issuance of such new equity securities times the number of shares of the new equity securities issued with respect to one share of Kimberly-Clark Stock.

                                                 7. No adjustments to the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Market Price. However, we may, at our sole discretion, cause the Calculation Agent to make additional changes to the Exchange Ratio upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Kimberly-Clark Stock (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk.

                                                 No adjustments to the Exchange Ratio will be required unless such adjustment would require a change of at least 0.1% in the Exchange
                                                 Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                                 The Calculation Agent shall be solely responsible for the
                                                 determination and calculation of any adjustments to the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets
                                                 (including cash) in connection with any corporate event described in paragraph 5 or 6 above, and its determinations and calculations with respect thereto shall be conclusive.

                                                 The Calculation Agent will provide information as to any adjustments to the Exchange Ratio upon written request by any holder of the Notes.

Market Disruption Event.....................     "Market Disruption Event" means, with respect to Kimberly-Clark
                                                 Stock, the occurrence or existence of any of the following events as determined by the Calculation Agent:

                                                     (i) a suspension, absence or material limitation of trading of
                                                     Kimberly-Clark Stock on the primary market for Kimberly-Clark
                                                     Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Kimberly-Clark Stock as a result of which the reported trading prices for Kimberly-Clark Stock during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in options contracts related to Kimberly-Clark Stock, if available, during the one-half hour period preceding the close of trading in the applicable market; and


                                                         PS-14


                                                     (ii) a determination by the Calculation Agent in its sole
                                                     discretion that any event described in clause (i) above materially interfered with the ability of MSDW or any of its affiliates to unwind all or a material portion of the hedge with respect to the
                                                     Notes.

                                                 For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract will not constitute a Market Disruption
                                                 Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on Kimberly-Clark Stock by the primary securities market trading in such options, if available, by reason of
                                                 (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Kimberly-Clark Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Kimberly-Clark
                                                 Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default..............     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per
                                                 Note upon any acceleration of any Note shall be determined by MS
                                                 & Co., as Calculation Agent, and shall be equal to the principal amount of a Note plus any accrued and unpaid interest at the Interest
                                                 Rate to but not including the date of acceleration; provided that if (x)
                                                 the owner of a Note has submitted an Official Notice of Exchange to us in accordance with the Exchange Right or (y) we have called the
                                                 Notes, other than a call for the cash Call Price, in accordance with the
                                                 MSDW Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of a Note equal to the Exchange Ratio times the
                                                 Market Price, determined by the Calculation Agent as of the
                                                 Exchange Date or as of the date of acceleration, respectively, and shall not include any accrued and unpaid interest thereon; provided further that if the Issuer has called the Notes for cash in an amount equal to the Call Price, in accordance with the MSDW Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of a Note equal to the applicable Call Price.  See "--Call Price" above.


                                                         PS-15


Kimberly-Clark Stock;
Public Information..........................     According to Kimberly-Clark's annual report for the year ended
                                                 December 31, 1999 on Form 10-K, filed with the Securities and
                                                 Exchange Commission (the "Commission") on March 24, 2000
                                                 Kimberly-Clark has been engaged in a wide variety of diversified businesses, including the manufacture and sale of consumer products, paper and forest products, airline services and various other businesses, and in recent years has been undergoing a transition to a global consumer products company based on the strategy of building its tissue, personal care and health care businesses.  Kimberly-Clark
                                                 Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the
                                                 (the "Commission"). Information provided to or filed with the
                                                 Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth
                                                 Street, N.W., Washington, D.C. 20549 or at its Regional Offices
                                                 located at Suite 1400, Citicorp Center, 500 West Madison Street,
                                                 Chicago, Illinois 60661 and at Seven World Trade Center, 13th
                                                 Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission,
                                                 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
                                                 In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the
                                                 Commission. The address of the Commission's website is
                                                 http://www.sec.gov. Information provided to or filed with the
                                                 Commission by Kimberly-Clark pursuant to the Exchange Act can be located by reference to Commission file number 1-225.  In addition, information regarding Kimberly-Clark may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                                 THIS PRICING SUPPLEMENT RELATES ONLY TO THE NOTES OFFERED HEREBY AND
                                                 DOES NOT RELATE TO KIMBERLY-CLARK STOCK OR OTHER SECURITIES OF
                                                 KIMBERLY-CLARK. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS
                                                 PRICING SUPPLEMENT REGARDING KIMBERLY-CLARK FROM THE PUBLICLY
                                                 AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE
                                                 NOR THE AGENT HAS PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR
                                                 MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO KIMBERLY-CLARK IN
                                                 CONNECTION WITH THE OFFERING OF THE NOTES. NEITHER WE NOR THE AGENT
                                                 MAKES ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS ARE OR
                                                 ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING KIMBERLY-CLARK IS
                                                 ACCURATE OR COMPLETE. FURTHERMORE, WE CANNOT GIVE ANY ASSURANCE THAT
                                                 ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT
                                                 WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE
                                                 DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE
                                                 TRADING PRICE OF KIMBERLY- CLARK STOCK (AND THEREFORE THE EXCHANGE
                                                 RATIO) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH
                                                 EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE
                                                 EVENTS CONCERNING KIMBERLY-CLARK COULD AFFECT THE VALUE RECEIVED ON

                                     PS-16





                                                 ANY EXCHANGE DATE OR CALL DATE WITH RESPECT TO THE NOTES AND THEREFORE
                                                 THE TRADING PRICES OF THE NOTES.

                                                 NEITHER WE NOR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU
                                                 AS TO THE PERFORMANCE OF KIMBERLY-CLARK STOCK.

                                                 We or our subsidiaries may presently or from time to time engage in business with Kimberly-Clark, including extending loans to, or making equity investments in, Kimberly-Clark or providing advisory services to Kimberly-Clark, including merger and acquisition advisory services.
                                                 In the course of such business, we or our subsidiaries may acquire non-public information with respect to Kimberly-Clark and, in addition, one or more of our affiliates may publish research reports with respect to Kimberly-Clark. The statement in the preceding sentence is not intended to affect the rights of holders of the Notes under the securities laws. As a prospective purchaser of a Note, you should undertake an independent investigation of Kimberly-Clark as in your judgment is appropriate to make an informed decision with respect to an investment in Kimberly-Clark Stock.

Historical Information......................     The following table sets forth the published high and low Market
                                                 Price during 1997, 1998, 1999 and during 2000 through
                                                 November 14, 2000.  The Market Price on November 14, 2000 was
                                                 $64.50.  We obtained the Market Prices listed below from Bloomberg
                                                 Financial Markets and we believe such information to be accurate.
                                                 You should not take the historical prices of Kimberly-Clark Stock as an indication of future performance.  We cannot give any assurance that the price of Kimberly-Clark Stock will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount on any Exchange Date or Call Date.


                                              Kimberly-Clark Stock                 High          Low           Dividend
                                              --------------------                 ----          ---           --------
                                        (CUSIP 494368103)
                                        1997
                                        First Quarter...................          55            47 11/16         0.23
                                        Second Quarter..................          56 1/4        47               0.24
                                        Third Quarter...................          53 1/2        44 5/8           0.24
                                        Fourth Quarter..................          53 3/4        47 5/16          0.24

                                        1998
                                        First Quarter...................          58 15/16      47 1/2           0.24
                                        Second Quarter..................          52 1/8        44 3/4           0.25
                                        Third Quarter...................          49 1/16       37 3/8           0.25
                                        Fourth Quarter..................          54 15/16      40 5/16          0.25

                                        1999
                                        First Quarter...................          54            45 3/4           0.25
                                        Second Quarter..................          63 1/2        48 5/8           0.26
                                        Third Quarter...................          62 1/16       52 3/4           0.26
                                        Fourth Quarter .................          68 1/4        51 9/16          0.26

                                        2000
                                        First Quarter...................          67 3/8        45 3/8           0.26
                                        Second Quarter..................          62 9/16       54 27/256        0.27
                                        Third Quarter...................          61 3/8        50 5/16          0.27
                                        Fourth Quarter
                                          (through November 14, 2000)...   .      67 7/8        55               0.27


                                                         PS-17


                                                 Historical prices have been adjusted for a "two-for-one" stock split that became effective in the second quarter of 1997.

                                                 We make no representation as to the amount of dividends, if any, that
                                                 Kimberly-Clark will pay in the future. In any event, as an owner of a
                                                 Note, you will not be entitled to receive dividends, if any, that may be payable on Kimberly-Clark Stock.

Use of Proceeds and Hedging.................     The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the
                                                 Notes.  See also "Use of Proceeds" in the accompanying prospectus.

                                                 On or prior to the date of this pricing supplement, we, through our subsidiaries and others, hedged our anticipated exposure in connection with the Notes by taking positions in Kimberly-Clark Stock and positions in other instruments in connection with such hedging. Such hedging was carried out in a manner designed to minimize any impact on the price of Kimberly-Clark Stock. Our purchase activity could have potentially increased the price of Kimberly-Clark Stock, and therefore effectively have increased the level to which Kimberly-Clark Stock must rise before you would receive an amount of Kimberly-Clark Stock worth as much or more than the accreted principal amount of your Notes on any Exchange Date or Call Date. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes by purchasing and selling Kimberly-Clark Stock, options contracts on
                                                 Kimberly-Clark Stock listed on major securities markets or positions in other securities or instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity or other trading activities that we, or any of our affiliates, engaged in or may engage in has had or will have a material impact on the price of Kimberly-Clark Stock, we cannot give any assurance that we have not or will not affect such price as a result of our hedging or trading activities.

ERISA Matters for Pension Plans And
Insurance Companies.........................     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of
                                                 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes
                                                 Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                 In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Dean Witter Reynolds Inc. ("DWR"), are each to be considered a "party in interest" within the meaning of ERISA, or a
                                                 "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many Plans.
                                                 Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by


                                                         PS-18


                                                 or with the assets of a Plan with respect to which MS & Co., DWR or any of their affiliates is a service provider, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction"
                                                 rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                 The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                                 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                 Because we are considered a party in interest with respect to many
                                                 Plans, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under
                                                 PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or holder of the Notes will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a
                                                 Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or
                                                 Section 4975 of the Code.

                                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                 Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                                                 Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90- 1 or 84-14.

                                                 Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the prohibited transaction rules of ERISA or the Code.


                                                         PS-19


United States Federal Taxation..............     The Notes are Optionally Exchangeable Notes and investors should refer to the discussion under "United States Federal
                                                 Taxation--Notes--Optionally Exchangeable Notes" in the
                                                 accompanying prospectus supplement.  In connection with the discussion thereunder, we have determined that the "comparable yield" is an annual rate of 6.822%, compounded semi-annually.
                                                 Based on our determination of the comparable yield, the "projected payment schedule" for a Note (assuming a par amount of $1,000 or with respect to each integral multiple thereof) consists of the semi-
                                                 annual coupons and an additional projected amount due at maturity, equal to $1,581.09.

                                                 The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of United States
                                                 Holders' interest accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of the payments on a Note.










                                     PS-20

                                                                         ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                          Dated: [On or after December 18, 2000]

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: Meghan Maloney)


Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, 0.25% Exchangeable Notes due November 30, 2007 (Exchangeable for Shares of Common Stock of Kimberly-Clark Corporation) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446GC7) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior to the earliest of (i) the last scheduled Trading Day prior to November 30, 2007,
(ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price, the last scheduled Trading Day prior to the MSDW Notice Date, the Exchange Right as described in Pricing Supplement No. 45 dated November 14, 2000 (the "Pricing Supplement") to the Prospectus Supplement dated May 18, 2000 and the Prospectus dated May 18, 2000 related to Registration Statement No. 333-34392. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon MSDW will deliver, at its sole option, shares of the common stock of Kimberly-Clark Corporation or cash 3 business days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

                                      Very truly yours,


                                      ------------------------------------------
                                      [Name of Holder]

                                      By:
                                         ---------------------------------------
                                          [Title]


                                      ------------------------------------------
                                      [Fax No.]

                                      $
                                       -----------------------------------------
                                      Principal Amount of Notes surrendered for exchange


Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY DEAN WITTER & CO., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By:
   --------------------------------------
   Title:

Date and time of acknowledgment__________




                                      A-1